SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of the earliest event reported): January 15, 1997

Ryan, Beck & Co., Inc.
(Exact name of registrant as specified in its charter)

New Jersey
(State or other jurisdiction of incorporation)

0-14684
(Commission File Number)

22-1773796
(IRS Employer Identification No.)

80 Main Street, West Orange, New Jersey  07052
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (201) 325-3000

This document consists of ___2____pages

Page 1 of 3

Item 5. 	Other Events

On January 15, 1997, Ryan, Beck & Co. Inc. (the "Company") announced that Allen S. Greene resigned as president, chief executive officer and a director of the Company effective immediately. Ben A. Plotkin, senior executive vice president and a director of the Company, has been named president of the company and Chairman of the Company's newly formed Senior Management Committee comprised of key personnel. Leonard J. Stanley, senior vice president and chief financial officer, has been named chief administrative officer.

A copy of the press release relating to such management changes and additional information is attached hereto and incorporated by reference herein.


Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

( c )	Exhibits

1.	Press release dated January 15, 1997


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Ryan, Beck & Co., Inc.
Registrant

/s/ Leonard J. Stanley
Leonard J. Stanley
Senior Vice President, Chief Financial and Administrative Officer

Date:  January 20, 1997



Page 2 of 3

Press Contact:  Leonard J. Stanley
Senior Vice President and Chief Financial and Administrative Officer


		FOR IMMEDIATE RELEASE


RYAN, BECK & CO.  REPORTS MANAGEMENT CHANGES

West Orange, NJ -- January 15, 1997 -- Ryan, Beck & Co., Inc.
(NASDAQ - RBCO), an investment banking firm specializing in the financial services industries and tax-exempt securities, today announced the resignation of Allen S. Greene as President, Chief Executive Officer and Director.

According to Fenwick H. Garvey, Chairman of the Board and former Chief Executive Officer, Greene resigned to pursue certain personal interests. Garvey indicated a Senior Management Committee had been formed of key personnel, and that Ben A. Plotkin, previously Senior Executive Vice President and Director, was appointed President of the Company and Chairman of the Committee. In addition, Leonard J. Stanley, Senior Vice President and Chief Financial Officer, was promoted to the additional post of Chief Administrative Officer.

In commenting on these changes, Garvey indicated the new management structure provided for greater flexibility necessary to meet what are expected to be historic industry changes in 1997, particularly in the NASDAQ principal market making activities where the Company is one of the nation's largest participants in stocks of financial institutions.

Garvey highlighted Greene's contributions over the past two years, citing numerous improvements accomplished under his tenure. "Allen S. Greene brought Ryan, Beck to a new level of professional management which is required to compete successfully in today's business environment," Garvey stated.

The Company will record a one-time, after-tax charge in the fourth quarter of 1996 as a result of the related employment and severance obligations of approximately $420,000, or $.13 per share, but expects to be profitable for the fiscal year.

Ryan, Beck is headquartered in West Orange, New Jersey and has branch offices in Bala Cynwyd, Pennsylvania and West Palm Beach, Florida. The firm engages in underwriting, market making, distribution, and trading of financial institution equity and debt securities and tax-exempt bonds; consulting, research, and financial services to the financial services industries; insurance products, estate planning and general securities brokerage.

#  #  #

Page 2 of 3